EXHIBIT 16

Marc Lumer & Company CPAs
601 Montgomery Street, Suite 520
San Francisco, CA 94111

July 13, 2007

Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Re:	SulphCo, Inc.
SEC File No. 001-32636

Dear Sir or Madam:

We have read the disclosures contained in Item 4.01 of the Form 8-K of SulphCo, Inc. (the “Company”), dated July 13, 2007, and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the Company contained in the Form 8-K.

Very truly yours,

/s/ Marc Lumer & Company CPAs